EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated July 30, 1998, on our audit of the financial statements of Capco Energy, Inc. (formerly Alfa Resources Inc.) as of May 31, 1998 and for the year then ended.



/s/ WILLIAM G. LAJOIE, P.C.

Littleton
Colorado
May 17, 2000